Exhibit 10.2

FIRST AMENDMENT TO THE
STARWOOD PROPERTY TRUST, INC.
EQUITY PLAN

WHEREAS, Starwood Property Trust, Inc. (the “Company”) maintains the Starwood Property Trust, Inc. Equity Plan (the “Plan”);

WHEREAS, pursuant to Section 9(d) of the Plan, the Board of Directors (the “Board”) of the Company may amend the Plan; and

WHEREAS, the Board finds it desirable and in the best interests of the Company and its shareholders to amend the Plan to (i) increase the number of shares (“Shares”) of the Company’s common stock reserved for the grant of awards under the Plan from 3,112,500 Shares to 6,000,000 Shares; (ii) clarify the prohibitions on the repricing of stock options and stock appreciation rights; and (iii) remove the restriction that no more than an aggregate of 50,000 Shares may be subject to awards granted to the Company’s chief financial officer and/or chief compliance officer.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, effective as of March 26, 2013, the Plan hereby is amended as follows:

1. The last sentence of the second paragraph of Section 3 of the Plan hereby is amended in its entirety to read as follows:

“Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in the second paragraph of Section 5, neither the Board nor the Committee shall, without obtaining the approval of the Company’s stockholders, (i) reduce the purchase or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase or base price of such Option or SAR exceeds the Fair Market Value of a share of Stock on the date of such cancellation, in each case other than in connection with a Change of Control.”

2. Subject to obtaining the approval of the Company’s shareholders, the first sentence of the first paragraph of Section 5 of the Plan hereby is amended in its entirety to read as follows:

“The maximum number of shares of Stock reserved for the grant of Awards under the Plan on or after January 1, 2013 shall be equal to 6,000,000, less any shares of common stock issued or subject to awards granted under the Company’s Manager Equity Plan on or after January 1, 2013, subject to adjustment as provided herein.”

3. The second sentence of the first paragraph of Section 5 of the Plan hereby is deleted in its entirety.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 27th day of March, 2013.

STARWOOD PROPERTY TRUST, INC.

By:	/s/ Andrew J. Sossen